EXHIBIT 10(b)(3)

                                  Confirmation
                                  ------------

                                Swap Transaction

                                                                July 1, 1996

Playtex Products, Inc.
Connecticut
Attn.: Mike Goss
Fax: 203-341-4260

Re: Swap Transaction      (Our ref. no. MN490)
    ----------------
Dear Sirs:

         The purpose of this Confirmation is to set forth the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Interest Rate and Currency Exchange Agreement specified below.

         The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of March 23, 1994 (the "Agreement") between Chemical Bank ("Chemical") and Playtex Products, Inc. (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

         Notional Amount:  USD 150,000,000

         Trade Date:       July 1, 1996

         Effective Date:   July 25, 1996

         Termination Date: July 25, 1998, subject to adjustment in accordance with the Modified Following Business Day Convention and the provisions of Section 3.

Fixed Amounts:
--------------

         Fixed Rate Payer: Counterparty

         Fixed Rate Payer Payment Dates, subject to adjustment in accordance with the Modified Following Business Day Convention: January 25, April 25, July 25 and October 25 of each year prior to and including the Termination Date, commencing with October 25, 1996.

         Fixed Rate and Fixed Rate Day Count Fraction:   5.59%; Actual /360

Floating Amounts:
-----------------

         Floating Rate Payer: Chemical

         Floating Rate Payer Payment Dates, subject to adjustment in accordance with the Modified Following Business Day convention: January 25, April 25, July 25 and October 25 of each year prior to and including the Termination Date, commencing with October 25, 1996.

         Floating Rate for initial Calculation Period: To be determined two London Banking Days prior to the Effective Date.

         Floating Rate Option: USD-LIBOR-BBA

         Designated Maturity: Three months

         Spread: None

         Compounding: Not applicable

         Reset Dates: The first day of each Calculation Period for the Floating Rate Payer.

         Floating Rate Day Count Fraction: Actual /360

3.       Termination:
         ------------

         The Swap Transaction will terminate on the first day of the respective Calculation Period with no Settlement Amount due to either party if the Floating Rate applicable for the Calculation Period scheduled to commence on July 25, 1996 or any Calculation Period thereafter is equal to or greater than 6.25%. Notwithstanding the foregoing, any other payments due on or before such day with respect to any preceding Calculation Period shall remain due and payable.

4.       Account Details

         Payments to Chemical:
         ---------------------

                  Account for payments in USD: Chemical Bank
                                               Account No. 544-707266
                                               Attn.: Incoming Swaps

         Payments to Counterparty:
         -------------------------

                  Account for payments in USD: Please Advise

5.       Office and Address for Notices in Connection With This Swap
         Transaction:

                  (a) Counterparty: its head office in Connecticut

                  (b) Chemical:     its office in New York at 4 Metro Tech
                                    15th Floor Brooklyn, NY 11245
                                    Tel: 718-242-7344    Fax: 718-242-9262/4811

6.       Documents to be delivered:

         Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the specimen signature and incumbency of each person who is executing the Confirmation on the party's behalf, unless such evidence has previously been supplied in connection with this Agreement and remains true and in effect.

         Each party represents to the other party on the date hereof that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

         (a) Non-Reliance. It has made its own independent decision to enter into this Transaction, is acting at arm's length for its own account, and is not relying on any communication (written or oral) of the other party as a recommendation or investment advice regarding this Transaction.

         (b) Evaluation and Understanding. It has the capability to evaluate and understand (on its own behalf or through independent professional advice), and does understand, the terms, conditions and risks of this Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copies of this Confirmation enclosed for that purpose and returning them to us.

                                             Yours sincerely,

                                             CHEMICAL BANK

                                             By: /s/ Soumya Mahapatra
                                                 ------------------------

                                             Name: Soumya Mahapatra

                                             Title: Operations Officer

Confirmed as of the date first above written:

PLAYTEX PRODUCTS, INC.

By: /s/ Michael F. Goss
    -----------------------

Name: Michael F. Goss

Title: Executive Vice President, CFO